                                 EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Optical Communication Products, Inc. on Form S-8 of our reports dated August 29, 2000, appearing in the Registration Statement No. 333-44862 on Form S-1 of Optical Communication Products, Inc.

DELOITTE & TOUCHE LLP

Los Angeles, California
November 6, 2000